Exhibit 12.1
                    SMITHFIELD FOODS, INC. AND SUBSIDIARIES


                       RATIO OF EARNINGS TO FIXED CHARGES

                             (Dollars in thousands)




                                                                   Fiscal Year Ended
                                            ---------------------------------------------------------------
                                               May 2,       May 1,     April 30,   April 28,    April 27,
                                                1993         1994         1995        1996         1997
                                            ------------ ------------ ----------- ----------- -------------
Earnings:
 Income from continuing operations
  before taxes and change in accounting
  for income taxes ........................   $  4,961     $ 31,935    $ 50,438    $ 30,251     $  67,677
 Interest Expense .........................      6,183       11,605      14,054      20,942        26,211
 Interest factor of rentals ...............      2,857        3,341       4,115       4,758         6,892
 Amortization of debt costs ...............         71           63         114         279           156
                                              --------     --------    --------    --------     ---------
Earnings as Adjusted ......................   $ 14,072     $ 46,944    $ 68,721    $ 56,230     $ 100,936
                                              ========     ========    ========    ========     =========
Fixed Charges:
 Interest expense .........................   $  6,183     $ 11,605    $ 14,054    $ 20,942     $  26,211
 Capitalized interest .....................      1,860          612         842       2,021         2,640
 Interest factor of rentals ...............      2,857        3,341       4,115       4,758         6,892
 Amortization of debt costs ...............         71           63         114         279           156
                                              --------     --------    --------    --------     ---------
Fixed Charges .............................   $ 10,971     $ 15,621    $ 19,125    $ 28,000     $  35,899
                                              ========     ========    ========    ========     =========
Ratio of Earnings to Fixed Charges ........        1.3x         3.0x        3.6x        2.0x          2.8x
                                              ========     ========    ========    ========     =========



                                              39 Weeks      40 Weeks     53 Weeks
                                                Ended        Ended         Ended
                                             January 26,  February 1,   February 1,
                                                1997          1998         1998
                                            ------------ ------------- ------------
Earnings:
 Income from continuing operations
  before taxes and change in accounting
  for income taxes ........................   $ 39,228     $ 51,778     $  71,130
 Interest Expense .........................     20,378       23,827        28,514
 Interest factor of rentals ...............      5,169        5,376         7,030
 Amortization of debt costs ...............        118          305           250
                                              --------     --------     ---------
Earnings as Adjusted ......................   $ 64,893     $ 81,286     $ 106,924
                                              ========     ========     =========
Fixed Charges:
 Interest expense .........................   $ 20,378     $ 23,827        28,514
 Capitalized interest .....................      1,450        1,926         2,939
 Interest factor of rentals ...............      5,169        5,376         7,030
 Amortization of debt costs ...............        118          305           250
                                              --------     --------     ---------
Fixed Charges .............................   $ 27,115     $ 31,434     $  38,733
                                              ========     ========     =========
Ratio of Earnings to Fixed Charges ........        2.4x         2.6x          2.8x
                                              ========     ========     =========